                                                               EXHIBIT (a)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------          --------------------------------------------------
                             Give the                                                   Give the EMPLOYER
For this type of account:    SOCIAL SECURITY               For this type of account:    IDENTIFICATION
                             number of--                                                number of--
-------------------------------------------------          --------------------------------------------------
 1. An individual's account  The individual                9. A valid trust, estate,     The legal entity (Do
                                                              or pension trust           not furnish the
 2. Two or more individuals  The actual owner                                            identifying number
    (joint account)          of the account                                              of the personal
                             or, if combined                                             representative
                             funds, the first                                            or trustee unless
                             individual on                                               the legal entity
                             the account(1)                                              itself is not
                                                                                         designated in the
 3. Husband and wife (joint  The actual owner                                            account title.)(5)
    account)                 of the account
                             or, if joint                  10. Corporate account         The corporation
                             funds, the first
                             individual on                 11. Religious, charitable,    The organization
                             the account(1)                    or educational
                                                               organization account
 4. Custodian account of a   The minor(2)
    minor (Uniform Gift to                                 12. Partnership account       The partnership
    Minors Act)                                                held in the name of
                                                               the business
 5. Adult and minor (joint   The adult or, if
    account)                 the minor is the              13. Association, club, or     The organization
                             only contributor,                 other tax-exempt
                             the minor(1)                      organization

 6. Account in the name of   The ward, minor,              14. A broker or registered    The broker or
    guardian or committee    or incompetent                    nominee                   nominee
    for a designated ward,   person(3)
    minor, or incompetent                                  15. Account with the          The public
    person                                                     Department of             entity
                                                               Agriculture in the
 7. a. The usual revocable   The grantor-                      name of a public
    savings trust account    trustee(1)                        entity (such as a
    (grantor is also                                           State or local
    trustee)                                                   government, school
                                                               district, or prison)
    b. So-called trust       The actual                        that receives
    account that is not a     owner(1)                         agricultural program
    legal or valid trust                                       payments
    under State law

 8. Sole proprietorship      The owner(4)
    account
-------------------------------------------------          --------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, or Form W-7 for Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodian account under Section 403(b)(7).
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including the exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments described in section 6049(b)(6) to nonresident aliens.
 . Payments of tax-exempt interest (including the exempt-interest dividends under section 859).
 . Payments described in section 6049(b)(7) to resident aliens.
 . Payments on tax-free covenant bonds under section 1466.
 . Payments made to a nominee.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup with-holding. For details, see the sections 6041, 6041A(a), 6042, 6044, 6045, 6049,
6050A and 6050N and the regulations thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of tax reforms. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) Misuse of Taxpayer Identification Numbers.--If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.